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                                                                     EXHIBIT 4.5

                             CERTIFICATE OF TRUST
                                      OF
                              CNG CAPITAL TRUST I

                                December 21, 2000

     THIS CERTIFICATE OF TRUST of CNG CAPITAL TRUST I (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).

     I.   Name.  The name of the business trust formed hereby is CNG Capital
          ----
Trust I.

     II.  Delaware Trustee.  The name and business address of the trustee of the
          ----------------
Trust with a principal place of business in the State of Delaware is Bank One Delaware, Inc., a Delaware corporation, 3 Christiana Center, 201 North Walnut Street, Wilmington, Delaware 19801.


     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust as of the date first-above written.


                              BANK ONE DELAWARE, INC.
                              not in its individual capacity
                              but solely as trustee of the Trust


                              By: /s/ Sandra L. Caruba
                                  ------------------------------
                                  Name:  Sandra L. Caruba
                                  Title: Vice President

                              ADMINISTRATIVE TRUSTEE
                              not in his individual capacity but
                              solely as trustee of the Trust


                              By: /s/ G. Scott Hetzer
                                 -------------------------------
                              Name:  G. Scott Hetzer
                              Title: Administrative Trustee